Exhibit 10.1

FOURTH AMENDMENT TO CONVERTIBLE UNSECURED PROMISSORY NOTE

This Fourth Amendment to Convertible Unsecured Promissory Note (this “Fourth Amendment”) is entered into as of January 5, 2024 (“Effective Date”) by and between SemiLEDs Corporation (“Borrower”) and Simplot Taiwan Inc. (“Lender”) (Borrower and Lender are hereinafter collectively referred to as “Parties”, and individually a “Party”)

WHEREAS, Borrower and J. R. Simplot Company (the “Original Noteholder”) entered into that certain Convertible Unsecured Promissory Note as of November 25, 2019 (the “Original Note”), and amended on May 26, 2021 to (i) document the change of the amount of the Original Note and (ii) extend the Maturity Date of the Original Note, the Maturity Date thereunder being May 30, 2022; and further amended on May 30, 2022 and on June 6, 2023 to extend the Maturity Date of the Original Note; the Maturity Date thereunder being May 30, 2024 (the “Amendments”, and together with the Original Note, the “Note”).

WHEREAS, J. R. Simplot Company (the “Original Noteholder”) assigned and transferred all of the Original Noteholder’s right, title and interest in the Note to Simplot Taiwan Inc. on February 20, 2020.

NOW, THEREFORE, the Parties desire to document the change of the amount of the loan facility as follows:

1.
In addition to the terms defined elsewhere in this Fourth Amendment, capitalized terms used in this Fourth Amendment shall have the same meanings ascribed to them in the Note.
2.
The Parties agree that total Note principal and interest will be converted into common stock of Borrower and issued in the name of Lender.
3.
The Parties agree that the Convertible Price per share is revised from the current $2.046 to the closing price immediately preceding the signing of this Fourth Amendment.
4.
Unless otherwise expressly provided herein, all other terms and conditions in the Note shall remain in full force and effect.
5.
This Fourth Amendment shall be deemed as an integral part of the Note but shall take precedence if there is any discrepancy between this Fourth Amendment and the Note.
6.
This Fourth Amendment may be executed, including execution by email, in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

The Parties hereto have caused this Fourth Amendment to be executed and delivered as of the Effective Date.

DOCPROPERTY DocumentNumber 000242760-1.3

Exhibit 10.1

SemiLEDs Corporation

By: /s/ Christopher Lee

Name: Christopher Lee

Title: Chief Financial Officer

Simplot Taiwan Inc.

By: /s/ Scott R. Simplot

Name: Scott R. Simplot

Title: Director_______

DOCPROPERTY DocumentNumber 000242760-1.3